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                                                                   EXHIBIT 10.13

                BANK OF AMERICA DIRECT TO CONSUMER LOAN PROGRAM:
                               UMBRELLA AGREEMENT

         THIS UMBRELLA AGREEMENT (the "Agreement") is made and dated as of the 30th day of June, 2003, by and between THE FIRST MARBLEHEAD CORPORATION, a Delaware corporation ("FMC"), and BANK OF AMERICA, N.A., a national banking association having its principal office located in the State of California (the "Program Lender").

                                    RECITALS

         A. FMC and the Program Lender have established its Bank of America Direct to Consumer Loan Program (the "Bank of America DTC Program") to assist students and parents in financing education at private elementary and secondary schools and at various institutions of higher education. Loans made under the Bank of America DTC Program are guaranteed by TERI pursuant to a Guaranty Agreement between Program Lender and The Education Resources Institute, Inc., a Massachusetts-based loan guaranty institution ("TERI"). Pursuant to the Bank of America DTC Program, FMC promotes the expansion of student and parent loan lending activities by agreeing to purchase or cause to be formed one or more special purpose business trusts or other entities (each an "SPE") to purchase promissory notes (the "Notes") evidencing loans conforming to the Bank of America DTC Program ("Bank of America DTC Conforming Loans") following origination. The purchase price payable by each SPE for a given pool of Bank of America DTC Conforming Loans is funded through issuance and sale by the SPE of certificates or other evidences of indebtedness, or by direct loans to the SPE, in either case the repayment of which is supported or collateralized by the income stream from the Bank of America DTC Conforming Loans included in such pool (each such transaction, a "Securitization Transaction").

         B. FMC has requested that the Program Lender originate and make available for purchase by SPEs from time to time Bank of America DTC Conforming Loans and to serve as the primary lending institution participating in the Bank of America DTC Program.

         C. The parties desire to set forth herein certain terms and conditions affecting FMC and the Program Lender relating to their participation in the Bank of America DTC Program.

         NOW, THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    AGREEMENT

         1. DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings:

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         "Affiliate" means any person any other person, directly or indirectly, is in control of, is controlled by, or is under common control with, such person. A person shall be deemed to control another person if the controlling person possesses directly or indirectly, the power to direct or to cause the direction of the management and policies of the other person, whether through the ownership of voting securities, by contract or otherwise.

         "Agent" means U.S. Bank National Association.

         "Bank of America DTC Conforming Loans" means a loan made to finance educational expenses, on terms and conditions in conformity with the Program Guidelines.

         "Business Day" shall mean any day other than: (a) a Saturday or Sunday, or (b) a day on which banking institutions in the State of California are required or authorized by law or executive order to be closed.

         "Change in Control" means:

         (a)    With respect to the Program Lender, any of the following:

                (1) The acquisition by any other entity, individual or group (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") of beneficial ownership (as defined in Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of the common stock of the Program Lender and/or other securities which have more than fifty percent (50%) of the combined voting power of the Program Lender's securities entitled to vote in the election of directors; or

                (2) The sale of all or substantially all of the common stock or assets of the Program Lender to any other entity, individual or group; or

                (3) The reorganization, merger or consolidation of the Program Lender in which the shareholders of Program Lender immediately before such event will not immediately thereafter own more than fifty percent (50%) of the combined voting power entitled to vote in the election of directors of the reorganized, merged or consolidated Program Lender's voting securities.

         (b) With respect to FMC, any one transaction or a series of transactions within six (6) months of each other in which there is a change of beneficial ownership of more than fifty percent (50%) of the common stock or other equity interests representing the right to elect directors or otherwise determine the management of the company, PROVIDED, HOWEVER, that any initial public offering in which the common stock of FMC is sold to the public shall not constitute a "Change in Control."

         (c) A "Change in Control" shall not include any transactions with an entity which is an Affiliate immediately prior to such transaction.

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         "Co-Lender Indemnification Agreement" shall mean a mutual
indemnification agreement between Program Lender and any other person or entity originating Bank of America DTC Conforming Loans which will be pooled with Bank of America DTC Conforming Loans originated by Program Lender in any Securitization Transaction, which mutual indemnification agreement shall be satisfactory in form and substance in all reasonable respects to Program Lender.

         "Confidential Information" shall have the meaning given such term in Paragraph 6(a) below.

         "Currently Scheduled Termination Date" shall mean May 1, 2004, provided, however, that such date shall automatically be extended for an additional year on such date and each anniversary thereof, unless (a) any party shall have given notice of termination at least one hundred eighty (180) days prior to the end of the then-current term or (b) as otherwise permitted under the definition of "Termination Date," in which case the termination set forth in such notice shall govern.

         "Effective Date" shall have the meaning given such term in Paragraph 20 below.

         "Guaranty Agreement" means that certain agreement of same name between Program Lender and TERI for the Bank of America DTC Program dated _____________.

         "Loan Origination Agreement" shall mean that certain agreement of same name between Program Lender and FMC for the Bank of America DTC Program dated
_______________.

         "Note Purchase Agreement" shall mean that certain agreement of that name between Program Lender and FMC for the Bank of America DTC Program dated
________________.

         "Notes" shall have the meaning given such term in Recital A above.

         "Program Manual" shall mean a detailed manual setting forth the terms, conditions, eligibility, policies and procedures for the Bank of America DTC Program as the same may be amended from time to time as provided in Paragraph 7 below.

         "Program Year" shall mean the period from May 1 through April 30.

         "Proprietary Information" shall have the meaning given such term in Paragraph 6(b) below.

         "SPE" shall have the meaning given such term in Recital A above.

         "Securitization Transaction" shall have the meaning given such term in Recital A above.

         "Termination Date " shall mean the earliest to occur of:

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         (a)    The Currently Scheduled Termination Date;

         (b) The date of delivery by FMC, on the one hand, or the Program Lender, on the other hand, of written notice that the other party has failed to consummate a Securitization Transaction pursuant to the Note Purchase Agreement notwithstanding that all conditions precedent to such party's obligation to do so set forth in the Note Purchase Agreement have been satisfied;

         (c) The sixtieth day following the date of delivery by FMC, on the one hand, or the Program Lender, on the other hand, of written notice that another party has materially breached this Agreement, unless such party cures such breach on or before such sixtieth day, it being expressly understood and agreed that the failure to make any payment required hereunder shall constitute a material breach;

         (d) Any party hereto shall file any proceeding under the U.S. Bankruptcy Code or similar state insolvency act, or shall be the subject of any involuntary bankruptcy proceeding, including, without limitation, a seizure of assets by the FDIC, which proceeding is not dismissed within sixty (60) days after the filing thereof; or

         (e) The date of delivery by FMC or the Program Lender of written notice that there has occurred a Change in Control of the party receiving such notice and that the party giving notice, in its sole and absolute discretion, has elected to terminate this Agreement.

         (f) The date the Guaranty Agreement expires or is not renewed or if a TERI Insolvency Event occurs.

         (g) The date the Guaranty Agreement is terminated by reason of breach thereof by either Program Lender or FMC.

         2.     TERM OF AGREEMENT; EFFECT OF TERMINATION.

         (a) This Agreement shall be effective from the Effective Date to but not including the Termination Date. In the event the Termination Date shall occur by reason of:

                (i) Breach of the Guaranty Agreement by either FMC or Program Lender, material breach of the Note Purchase Agreement by FMC or Program Lender, or by the filing of any proceeding under the U.S. Bankruptcy Code by the or FMC or Program Lender, neither party shall have any further obligations to purchase or sell Loans under the Note Purchase Agreement, but the nonbreaching party shall have whatever remedies are provided by law.

                (ii) The occurrence of a TERI Insolvency Event, by the expiration of or failure to renew the Guaranty Agreement, or by the expiration of the Note

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                      Purchase Agreement, the Note Purchase Agreement (i) shall
                      remain in full force and effect with respect to Bank of America DTC Conforming Loans made prior to such termination until the expiration of the Right of First Refusal Period (as that term is defined in the Note Purchase Agreement) for all Bank of America DTC Loans that are guaranteed pursuant to the Guaranty Agreement, and
                      (ii) FMC or a designee SPE shall have the right to purchase any Bank of America DTC Conforming Loans originated prior to such termination, on the terms set forth in the Note Purchase Agreement, until the end of the Right of First Refusal Period with respect to such loans.

         (b) After termination of this Agreement, those obligations contained in the representations and warranties of Section 6 of this Agreement and Article V of the Note Purchase Agreement, the securitization provisions of Section 8 of this Agreement, and the indemnifications of Article VIII of the Note Purchase Agreement shall survive until each Bank of America DTC Program Loan is paid in full.

         (c) After notice of termination or expiration of the Note Purchase Agreement is given (including, without limitation, notice of Change of Control), the parties shall meet to develop a transition plan to deal with applications and approved loans that have not been fully processed and/or funded. Such plan shall require all parties to fulfill any legal commitments already made to borrowers or applicants. Subject in all cases to binding legal rights of borrowers, unless termination notice has been given because of expiration of the Guaranty Agreement, occurrence of a TERI Insolvency Event, breach of the Guaranty Agreement by TERI, breach of the Note Purchase Agreement by FMC, or because of the initiation of a proceeding made under the U.S. Bankruptcy Code or similar proceeding by FMC, Program Lender shall continue to process applications until an agreed date not later than thirty (30) days before the effective date of termination, approvals shall cease to be granted on an agreed date not later than fifteen (15) days before termination, and loan disbursements shall be completed not later than ninety (90) days after termination. In the case of a termination notice given because of expiration of the Guaranty Agreement, occurrence of a TERI Insolvency Event, breach of the Guaranty Agreement by TERI, breach of the Note Purchase Agreement by FMC, or because of the initiation of a proceeding made under the U.S. Bankruptcy Code or similar proceeding by FMC, Program Lender may elect to take only those further actions as are required to fulfill the legal rights of borrowers and applicants.

         3. LOAN ORIGINATION AGREEMENT. Program Lender and TERI have executed a Loan Origination Agreement under which TERI, acting as Lender's agent, agrees to perform the loan origination functions for the Bank of America DTC Program.

         4. MARKETING EFFORTS. Program Lender is responsible for developing marketing materials for distribution to potential borrowers relating to the Bank of America DTC Program.

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Subject to the confidentiality provisions of Paragraph 6 below, each party hereto agrees to provide such information as may be reasonably required by the other parties in connection therewith. During the term of this Agreement, the Program Lender shall grant to FMC a nonexclusive license to use the Program Lender's name and logo pursuant to a license agreement between FMC and Program Lender dated as of November 21, 1996, as hereafter amended.

         5. OTHER BUSINESS. Nothing contained herein, or in any other document, instrument or agreement executed in connection with the Bank of America DTC Program shall in any manner or to any extent affect the right of the Program Lender to engage in business with, including, without limitation, offering credit products to borrowers under Bank of America DTC Conforming Loans originated by the Program Lender or any other Person; provided however that the Program Lender shall protect Proprietary Information from unnecessary disclosure. Without limiting the foregoing, FMC shall be permitted to offer other loan products to potential borrowers; provided, however, that FMC shall not engage in offering any loans or other products to Bank of America DTC Program borrowers.

         6.     CONFIDENTIAL INFORMATION: PROPRIETARY INFORMATION.

         (a) All information of any kind and description relating to borrowers under Bank of America DTC Conforming Loans (and rejected applicants for such Loans) is made available by the Program Lender and accepted by FMC ("Confidential Information"), with the understanding and agreement that such Confidential Information is property valuable to the Program Lender which has been developed through the expenditure of substantial time and money and that the Program Lender desires to retain it in confidence and withhold its availability to others. Under Section 502(e)(1)(C) of the Gramm, Leach, Bliley Act and the regulations thereunder (12 C.F.R. Sections 40.14(a)(3); 216.14(a)(3); 332.14(a)(3); and 573.14(a)(3)), FMC is permitted to receive such
Confidential Information as a potential purchaser of loans and/or the arranger of a Securitization Transaction. FMC agrees that except as required by law and except as is reasonably necessary in connection with any Securitization Transaction, any and all Confidential Information and any information or knowledge which may be imparted through receipt or examination of Confidential Information will not be copied or communicated to any third party or used by FMC or any of its officers, employees, agents or other representatives expect for the purposes of this Agreement and the Note Purchase Agreement. FMC will take reasonable precautions to prevent any unauthorized disclosure of Confidential Information. Upon purchase of the Bank of America DTC Program Loans in a Securitization Transaction, all borrower data for the purchased Loans becomes the property of FMC or the SPE. Except as expressly provided in the immediately preceding sentence, the obligations of FMC set forth in this Paragraph 6(a) shall survive the Termination Date.

         (b) All information relating to the pricing of the Bank of America DTC Program Loans included in the Note Purchase Agreement shall consitute Proprietary Information that has been or will be made available to the Program Lender or any of its Affiliates by FMC or has otherwise been obtained by the Program Lender or any of its Affiliates from FMC. Such Proprietary Information is property valuable to FMC and has been developed through the expenditure of substantial time and money and that FMC desires to retain it in confidence and

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not to permit its commercial use by others. "Proprietary Information" shall not include: (a) information that has become generally available to the public other than as a result of a disclosure by or through the Program Lender, (b) information derived by Program Lender from sources other than activities under or related to this Agreement, and (c) information required by law to be disclosed (but only to the extent such disclosure is legally required). Program Lender will take reasonable precautions to prevent any unauthorized commercial use of Proprietary Information. The obligations of the Program Lender set forth in this paragraph 6(b) shall survive the Termination Date.

         (c) BORROWER PRIVACY. Unless FMC obtains direct authorization from any borrower, it shall not disclose and/or use any of the borrower's nonpublic personal information obtained under this Agreement for any purpose other than those specifically provided for in this Agreement or provide such information to any other party, including its Affiliates, except as allowed by law.

         7. PROGRAM MANUAL. FMC shall collaborate with TERI to draft and deliver to the Program Lender for review and approval prior to the Effective Date, the Program Manual, which may not be modified in any Lender-related manner during the term of this Agreement without the prior written consent of the Program Lender, which consent shall not be unreasonably withheld. Lender-related modifications to the Program Manual shall mean any change to Bank of America DTC loan terms, borrower eligibility, or any other change that would affect Program Lender's rights, obligations, responsibilities, or costs.

         8.     SECURITIZATION PROVISIONS. FMC agrees that:

         (a) Any Offering Materials (as defined in Exhibit D attached hereto) relating to each Securitization Transaction will contain a statement to the effect that: (1) the certificates being offered thereunder do not represent an interest in, or obligation of, the Program Lender or its parent, Bank of America Corporation, (2) no purchaser of such certificates shall have any recourse to the Program Lender or Bank of America Corporation, (3) neither the certificates nor the notes evidencing Bank of America DTC Conforming Loans supporting such certificates are insured or guaranteed by the Federal Deposit Insurance Corporation or, at the request of or for the account of the Program Lender or Bank of America Corporation, by any other governmental agency, and (4) the underwriting criteria employed by the Program Lender in originating the Bank of America DTC Conforming Loans are different from those utilized by the Program Lender and its Affiliates in originating student loans under other existing student loan programs;

         (b) FMC shall, or shall cause the applicable SPE to, perform the acts and assume the duties of depositor and manager pursuant to the provisions of the trust or other agreement or instrument under which the certificates or other evidences of indebtedness will be issued in any Securitization Transaction. Under no circumstances shall Program Lender be obligated to perform any such duties. Neither Program Lender nor any of its directors or other representatives shall execute any registration statement filed with the Securities and Exchange Commission in connection with any Securitization Transaction.

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         (c)    The certificates or other evidences of indebtedness to be issued by FMC and/or any SPEs in Securitization Transactions shall be issued and sold by FMC and/or such SPEs, with or without the assistance of FMC, but in any event without any participation whatsoever on the part of Program Lender except as expressly provided in subparagraph (2) below. Without limiting the generality of the foregoing, it is expressly acknowledged and agreed by FMC that Program
Lender shall not (1) attend any "road shows" or meetings with investors or prospective investors, (2) prepare, assist in preparing or review any written or oral materials or prospectuses to be provided to investors or potential investors or to be filed with the Securities and Exchange Commission, any state securities commission, any stock exchange or NASDAQ other than excerpts from such documents describing the Program Lender and its procedures drafted expressly for inclusion in such documents, or (3) otherwise be responsible in any way for soliciting, or assisting FMC or any SPE in soliciting, the purchases of certificates or other evidences of indebtedness to be issued in any Securitization Transaction.

         (d) Without the prior written consent of Program Lender, which consent shall not be unreasonably withheld, loans originated by any person or entity other than Program Lender will not be included in any Securitization Transaction that includes Bank of America DTC Program Loans, and by proposing that such be included in any Securitization Transaction which will include Bank of America DTC Conforming Loans originated by Program Lender, FMC and the applicable SPE shall be deemed to have represented and warranted that such other loans were originated under detailed guidelines approved by TERI. The execution and delivery to Program Lender of a Co-Lender Indemnification Agreement by other participating "Program Lenders" in any Securitization Transaction shall be a condition precedent to any agreement of Program Lender to permit the pooling of TERI-guaranteed loans originated by such other person or entity with Bank of America DTC Conforming Loans originated by Program Lender in a Securitization Transaction.

         9. NO ASSIGNMENT. No party may assign its rights or obligations under this Agreement without the prior written consent of the parties hereto; provided, however that:

         (a) Program Lender may assign its rights hereunder to an Affiliate that is a national banking association having the legal power and right under applicable law (including, without limitation, the usury laws of the State where it is located) to make Bank of America DTC Conforming Loans only if TERI agrees to transfer of the Guaranty Agreement and the Loan Origination Agreement to such Affiliate. Program Lender shall bear all costs arising out of such assignment, including, without limitation, any costs for legal advice relating to loan compliance and documentation.

         (b) FMC may assign its rights hereunder to a warehouse to hold pooled Loans in the period of time between the point at which the Loans become Seasoned Loans (as that term is defined in the Note Purchase Agreement) and the date of the Securitization Transaction.

         (c) Any assignment in violation hereof shall be automatically null and void. Program Lender or its designated agent agrees that it will continue to originate Bank of

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             America DTC Conforming Loans in such a manner as to permit the selection of California law as governing law for purposes of
             Section 85 of the National Bank Act.

         10. AMENDMENT. This Agreement may not be amended nor terms or provisions hereof waived unless such amendment or waiver is in writing and signed by all parties hereto.

         11. NO WAIVER. No delay or failure by any party to exercise any right, power or remedy hereunder shall constitute a waiver thereof by such party, and no single or partial exercise by any party of any right, power or remedy shall preclude other or further exercise thereof or any exercise of any other rights, powers or remedies.

         12. ENTIRE AGREEMENT. This Agreement and the documents and agreements referred to herein embody the entire agreement and understanding among the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof and thereof

         13. NOTICES. All notices given by any party to the others under this Agreement shall be in writing delivered: (a) personally, (b) by facsimile transmission, (c) by overnight courier, prepaid, or (d) by depositing the same in the United States mail, certified, return receipt requested, with postage prepaid, addressed to the party at the address set forth below. Any party may change the address to which notices are to be sent by notice of such change to each other party given as provided herein. Such notices shall be effective on the date received. Notices shall be given as follows:

         If to Program Lender:

         Kathy Cannon
         Senior Vice President
         National Student Lending Group
         600 Wilshire Blvd. 4th Floor
         CA 9-169-04-02
         Los Angeles, CA 90017

         With a copy to:

         Mary Price
         Bank of America
         555 California Street
         8th Floor
         San Francisco, CA 94104

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         If to FMC:

         President
         The First Marblehead Corporation
         31 St. James Avenue
         Boston, MA 02116

         With a copy to:

         Richard P. Hackett, Esq.
         Pierce Atwood
         One Monument Square
         Portland, ME 04101

         14. ATTORNEYS' FEES. In the event of a lawsuit or arbitration proceeding wising out of or relating to this Agreement, the prevailing party shall be entitled to recover costs and reasonable attorneys, fees incurred in connection with the lawsuit or arbitration proceeding, as determined by the court or arbitrator.

         15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

         16. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement.

         17. NO THIRD PARTIES BENEFITED. This Agreement is made and entered into for the sole protection and legal benefit of the parties, and their permitted successors and assigns, and no other person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement.

         18. CONSENT TO JURISDICTION. SUBJECT TO PARAGRAPH 19 BELOW, ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS, EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENT WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO.

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         19.    MANDATORY ARBITRATION REFERENCE.

         (a) Any controversy or claim between or among the parties, including but not limited to those arising out of or relating to this Agreement and any claim based on or arising from an alleged tort, shall at the request of any party be determined by arbitration. The arbitration shall be conducted in accordance With the United States Arbitration Act (Title 9, U.S. Code), notwithstanding the choice of law provision in this Agreement, and under the Commercial Rules of the American Arbitration Association ("AAA"). The arbitrator(s) shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a Waiver of the right of any party, including the plaintiff to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

         (b) No provision of this paragraph shall limit the right of any party to exercise self-help remedies such as setoff, or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of any party to resort to arbitration or reference.

         20. EFFECTIVE DATE. This Agreement shall be effective upon the date (the "Effective Date") as of which:

         (a) Each of the parties hereto shall have executed and delivered to the others a Counterpart of this Agreement;

         (b) Each of the Program Lender and FMC shall have executed and delivered to the other an agreement in the form of that attached hereto as Exhibit D (the "Note Purchase Agreement");

         (c) The Program Lender has reviewed and approved in writing the final form of Program Manual;

         (d) TERI and Program Lender shall have executed and delivered to each other a Loan Origination Agreement and a Guaranty Agreement satisfactory in form and substance to FMC; and

         (e) The Pennsylvania Higher Education Assistance Agency (the Servicer) and FMC shall have executed and delivered to each other a Supplement to the Alternative Servicing Agreement between them and dated October 16, 2001, as amended, to include Bank of America DTC Program loans purchased by FMC, such amendment to be in form and substance satisfactory to Program Lender.

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                            THE FIRST MARBLEHEAD
                                            CORPORATION, a Delaware corporation


                                            By: /s/ Ralph James
                                                --------------------------------
                                            Name: Ralph James
                                                  ------------------------------
                                            Title: President
                                                   -----------------------------


                                            BANK OF AMERICA, N.A.


                                            By: /s/ Kathy Cannon
                                                --------------------------------
                                            Name: Kathy Cannon
                                                  ------------------------------
                                            Title: Senior Vice President
                                                   -----------------------------


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